UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 26, 2015

Paragon Offshore plc
(Exact name of Registrant as specified in its charter)

England and Wales	001-36465	98-1146017
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

3151 Briarpark Drive, Suite 700 Houston, Texas	77042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 330 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 26, 2015, the compensation committee of the board of directors of Paragon Offshore plc (the "Company") authorized several of the Company's wholly owned subsidiaries to enter into of Key Employee Retention Plan Agreements (collectively, the "KERP Agreements") with each of the Company's executive officers and other key employees, including the Company's named executive officers in order to insure the continued involvement of these employees with the Company.
Upon the execution of the KERP Agreement, each of the Company's named executive officers (Messrs. Randall D. Stilley, Steven A. Manz, Lee M. Ahlstrom, Andrew W. Tietz and William C. Yester) (each, an "NEO") will receive a one-time cash payment equal to 100% of the NEO's current annual base salary (the "Commitment Amount"). The Company may claw-back the full amount of the Commitment Amount, and the NEO will be obligated to repay such amount in full, should the NEO resign or his employment with the Company is terminated for cause before the later of (i) the one year anniversary of the date of payment of the Commitment Amount or (ii) the "Transaction Date."
The KERP Agreements define "Transaction Date" as the date of the earliest to occur of: (i) the closing date of any out of court agreement for the restructuring of the Company's balance sheet, that is achieved, without limitation, through (a) a solicitation of waivers and consents from some or all existing debtholders that results in a material modification of covenants in existing indebtedness, (b) repurchase, settlement or forgiveness of a material portion of existing indebtedness, (c) conversion of a material portion of existing indebtedness into equity, (d) an exchange offer including the issuance of new securities in exchange for a material portion of existing indebtedness, or (e) other similar transaction or series of transactions, (ii) the effective date of a confirmed plan of reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) or similar provision under the laws of any other jurisdiction providing for the restructuring of the Company's balance sheet, (iii) the closing date of a sale of all or substantially all of the assets of the Company, on a consolidated basis, or a majority of the outstanding stock of the Company in one or more transactions under section 363 of the Bankruptcy Code or pursuant to a confirmed chapter 11 plan or similar provision under the laws of any other jurisdiction, and (iv) the date of the entry of an order of a United States Bankruptcy Court ordering the conversion of the Company's chapter 11 case to a case under chapter 7 of the Bankruptcy Code or of a court in any other jurisdiction ordering similar relief.
The foregoing description of the KERP Agreements does not purport to be complete and is qualified in its entirety by reference to the form of KERP Agreement which is filed as Exhibits 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Form of Key Employee Retention Plan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paragon Offshore plc

Date: October 30, 2015	By:	/s/ Randall D. Stilley
	Name:	Randall D. Stilley
	Title:	President, Chief Executive Officer & Director

INDEX TO EXHIBITS
EXHIBIT NUMBER		DESCRIPTION
10.1	—	Form of Key Employee Retention Plan Agreement